EX-99.906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

William K. Smith, President, and Kathleen S. Smith, Chairman of the Board, Treasurer, of the Renaissance Capital Greenwich Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Chairman of the Board, Treasurer
Renaissance Capital Greenwich Funds	Renaissance Capital Greenwich Funds

/s/ William K. Smith	/s/ Kathleen S. Smith
William K. Smith	Kathleen S. Smith

Date: May 31, 2022	Date: May 31, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Renaissance Capital Greenwich Funds and will be retained by the Renaissance Capital Greenwich Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.